UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 9, 2023

HOOKIPA PHARMA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38869	81-5395687
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue, 72nd Floor Suite 7240
New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +43 1 890 63 60

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	HOOK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2023, the Board of Directors (the “Board”) of HOOKIPA Pharma Inc. (the Company”) appointed Terry Coelho as a director of the Board, effective April 3, 2023. Ms. Coelho will serve as a Class III director, to serve until the Company’s annual meeting of stockholders in 2025. Ms. Coelho will also serve as a member of the Compensation Committee of the Board and the Audit Committee of the Board commencing on April 3, 2023.

Ms. Coelho most recently served as Executive Vice President, Chief Financial Officer and Chief Business Development Officer for CinCor Pharma, Inc from November 2021 through November 2022. Prior to that, Ms. Coelho served as Executive Vice President and Chief Financial Officer of BioDelivery Sciences International from January 2019 to November 2021. Prior to that Ms. Coelho served as Chief Financial Officer of Balchem Corporation from October 2017 to October 2018. Prior to her time at Balchem, Ms. Coelho served as interim Chief Operating Officer and Chief Financial Officer at Diversey, Inc. from September 2017 to October 2017. From October 2014 to October 2017, Ms. Coelho served at Sealed Air Corporation, most recently as Vice President & Global Commercial Excellence, Diversey Care. Ms. Coelho’s experience also includes over seven years at Novartis Pharmaceuticals from March 2007 until October 2014, most recently as Global Head of Oncology Development Finance. Prior to that, Ms. Coelho spent over 20 years at Mars, Incorporated. Ms. Coelho is a member of the Board of Directors of First Wave BioPharma (NASDAQ: FWBI). Ms. Coelho received her B.A. from The American University in Washington, D.C. and earned her M.B.A. from the Instituto Brasileiro de Mercado de Capitais in Rio de Janeiro, Brazil. The Board believes Ms. Coelho’s business, strategic and leadership experience as well as her knowledge of the biotechnology industry makes her qualified to serve on the Company’s Board.

Ms. Coelho will be compensated for her service as a non-employee director pursuant to the Company’s Non-Employee Director Compensation Policy (the “Policy”). As a non-employee director, Ms. Coelho is entitled to an initial option to purchase 19,200 shares of the Company’s common stock and is also entitled to receive an annual cash retainer of $40,000 and additional annual stock option awards, subject to her continued service on the Board. As a member of the Audit Committee and Compensation Committee of the Board, Ms. Coelho is also entitled to receive an annual cash retainer of $15,000 and $10,000, respectively, subject to her continued service on the Audit Committee and Compensation Committee. Ms. Coelho may elect to receive stock options in lieu of such annual cash retainers.

The Company will also enter into an indemnification agreement with Ms. Coelho in connection with her appointment to the Board, which will be in substantially the same form as that entered into with the other directors of the Company. There are no other arrangements or understandings between Ms. Coelho and any other persons pursuant to which she was selected as a director, and Ms. Coelho has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

On March 13, 2023, the Company issued a press release announcing the appointment of Ms. Coelho to the Board. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Exhibits

(d) Exhibits

99.1	Press Release issued by the Company on March 13, 2023, furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2023	HOOKIPA Pharma, Inc.

	By:	/s/ Joern Aldag
Joern Aldag
Chief Executive Officer (Principal Executive Officer)